                             EMPLOYMENT AGREEMENT
                             --------------------


         THIS EMPLOYMENT AGREEMENT ("Agreement"), made as of the first day of July, 1993, is by and between KeyCorp ("Key") and Gary R. Allen ("Officer").

         Key and Officer agree as follows:

                1.      EMPLOYMENT, POSITION, DUTIES, AND TERM
                        --------------------------------------

         1.1 EMPLOYMENT AND POSITION. Key employs and Officer accepts employment as Executive Vice President and Chief Banking Officer of Key. Officer shall also serve as a Director of such subsidiaries of Key as those senior officers designated in writing from time to time by the Chief Executive Officer of Key ("Designated Officers") shall direct.

         Officer's employment shall be subject solely to the supervision and direction of the Designated Officers and the Board of Directors of Key. Officer agrees to devote his full time and undivided attention to Key.

         1.2 DUTIES AND RESPONSIBILITIES. As Executive Vice President and Chief Banking Officer of Key, Officer shall supervise the activities and management of Key's bank subsidiaries and shall have general authority so to act, subject only to the direction of (1) the Designated Officers and (2) the

Board of Directors of Key. Officer shall also perform such other duties as may be requested from time to time by the Designated Officers.

         1.3 TERM OF EMPLOYMENT. The term of Officer's employment (the "Term of Employment") under this Agreement shall begin on July 1, 1993 (the "Commencement Date"), and shall continue through June 30, 1998 (the "Expiration Date").

                               2. COMPENSATION
                                  ------------

         2.1 COMPENSATION. For all services to be rendered by Officer in any capacity pursuant to the terms of this Agreement, Officer shall be compensated as provided in this Article 2.

         2.2 BASE SALARY. During each year of the Term of Employment, Key shall pay Officer a yearly Base Salary of not less than $400,000 ("Base
Salary"), payable  in twenty-six bi-weekly installments.   When necessary to
conform to the Key payroll schedule at the commencement or termination of this Agreement, the Base Salary shall be computed on a per diem basis. Commencing in 1994 and annually thereafter, Key, in accordance with Key's salary review procedures, shall review the Base Salary paid to Officer and shall, if appropriate, increase Officer's Base Salary.

                                3. TERMINATION
                                   -----------

         3.1 TERMINATION BY KEY. Officer's employment under this Agreement may be terminated by Key prior to the Expiration Date for Cause or Without Cause as described below. As an incident to the termination of employment, Key may relieve Officer of the performance of any duties and terminate his authority to act on behalf of Key at anytime upon written notice to Officer.

                A. TERMINATION WITHOUT CAUSE. Key may terminate this Agreement at any time after its Commencement Date, whether or not this Agreement has expired, at its sole discretion upon written notice to Officer, such termination to be effective on the date specified in the notice. If Key terminates this Agreement Without Cause, Key will perform all of its obligations under this Agreement (including providing any retirement and fringe benefits to which Officer may be entitled) through June 30, 1998, as if Officer had performed all of his obligations under the Agreement.

                B. TERMINATION FOR CAUSE. Key may terminate this Agreement for Cause upon at least sixty (60) days' written notice to Officer, which Cause may only be determined in good faith by the Key Board following at least 30 days' prior written notice to Officer outlining the facts constituting Cause. Officer will be given the opportunity to refute the charges prior to final Key Board action. The Key Board shall use as guidelines for determining Cause for termination the following:

                 (1)      Material breach of this Agreement;

                 (2) Misconduct as Executive vice President and Chief Banking Officer of Key, involving, but not limited to, misappropriating any funds or property of Key or attempting to obtain any personal profit from any transaction in which Officer has an interest which is adverse to the interest of Key, unless Officer shall have first obtained the written consent of the Key Board;

                (3) Unreasonable neglect or refusal to perform the duties assigned to Officer under or pursuant to this Agreement;

                 (4)      Conviction of a crime involving moral turpitude;

                 (5) Adjudication as a bankrupt, which adjudication has not been contested in good faith;

                 (6) Failure to follow the reasonable instructions of the Designated Officers or the Key Board;

                 (7) The imposition by a bank regulatory agency of a final order, with no further right of appeal, of suspension or removal of Officer for improper conduct.

                 C.       TERMINATION UPON CHANGE OF CONTROL
                          ----------------------------------

                 (1)      RIGHT TO PAYMENT.   In the event that during the
                          Term of Employment (a) there is a Change of Control of Key (as defined below); and (b) Officer has Good Reason for doing so, Officer may, within six months from the effective date of such Change of Control, discontinue his employment under this
                          Agreement.   Good Reason Shall mean (i) the
                          assignment to Officer of any duties inconsistent with his status as Executive Vice President and Chief Banking Officer of Key or any material and adverse change in his responsibilities or authority hereunder; (ii) the relocation of Officer without his consent, to any place other than Albany, New York; or (iii) any other material breach of this Agreement by the surviving or successor entity, if, in each such case such action or breach continues uncorrected for thirty (30) days following written notice thereof by Officer to the surviving entity. If during the aforementioned six-month period Officer elects not to continue his employment, Key or the surviving or successor entity will perform all Key's obligations under this Agreement through June 30, 1998
                          (including providing any retirement benefits to which Officer may be entitled) as if Officer had performed all of his obligations under this Agreement.

                 (2) DEFINITION OF CHANGE OF CONTROL. The following events shall constitute a change of control of Key:

                          (a) The sale by Key of substantially all of its assets;

                          (b) A bona fide decision by Key to terminate its business and liquidate its assets;

                          (c) The merger or consolidation of Key into or with another person or entity; or

                          (d) Purchase by a single shareholder or group of shareholders of a majority interest of Key's stock.

                 (3)       PAYMENT  UPON A CHANGE  OF CONTROL.   It is the
                           intent of the parties to this Agreement that the payments which are conditioned on Change in
                           Control  would be  such that  there will be no
                           excess  parachute payments as defined in Section
                           280G of the Internal Revenue Code of the United
                           States (the "Code").   Notwithstanding anything in
                           this Agreement to the contrary, Officer shall have the right to elect to receive any payments to (or for the benefit of) him, which are payable to him as a result of a termination of this Agreement because of a Change of Control of Key, in lump sum or over a period of time, so long as none of the payments shall be deemed to be an "excess parachute payment" under the Code.

                 (4)       RELATED SEVERANCE AGREEMENT.  Key and Officer
                      have entered into a Severance Agreement in the form offered to certain other similarly situated Key senior officers. Key and Officer shall also enter into any amendments or substitutions for such Severance Agreement which are offered by Key to similarly situated senior executives where the rights of and benefits to Officer under such related Severance Agreement will not be materially and adversely affected.

                      Officer shall be entitled to select and apply those provisions either from this Employment Agreement or from the Severance Agreement which, when read together, will provide Officer with the greatest possible benefit under the circumstances at the time Officer wishes to obtain benefits.

                D. TERMINATION DUE TO DISABILITY OR DEATH. (i) Key may terminate this Agreement if Officer is unable (as determined in good faith by Key), as the result of physical or mental disability, to render the services as provided in this Agreement for a continuous period of six months. Under such circumstances, termination shall be effective on the 90th day following written notice of termination by Key to Officer following such six-month period, unless Key is then satisfied that Officer is no longer disabled. If Key terminates this Agreement pursuant to this Paragraph
3.1.D, Key shall pay to Officer compensation in accordance with Key's practices for compensating totally and permanently disabled senior
executives, making such  payments from Key's general funds if necessary.   In
addition, Key shall pay Officer all amounts that have accrued (including any accrued deferred compensation) or are due under this Agreement prior to the date of termination. (ii) In the event this Agreement terminates due to the death of Officer, Key shall pay to

Officer's estate any death benefits which are generally provided to the senior executives of Key Bank and shall provide to Officer's spouse any benefits normally provided to spouses of other deceased executives of Key. In addition, Key shall pay Officer's estate all amounts that have been accrued (including any accrued deferred compensation) or are due under this Agreement to the date of death.

                E. RESIGNATION OR RETIREMENT. In the event that Officer resigns his employment under this Agreement, Key shall pay Officer all amounts that have accrued, including any deferred compensation to which Officer may be entitled due under this Agreement to the date of Officer's resignation. Officer shall also receive retirement benefits to which he may be entitled.

                      4. ADDITIONAL UNDERTAKINGS BY KEY
                         ------------------------------

        4.1 INCENTIVE COMPENSATION. During the Term of Employment, Officer shall participate in Key's Executive Incentive Plan, as such may be modified from time to time, on the same terms and conditions as similarly situated Key Officers. For the second half of calendar year 1993, Officer's award for participation could be 50%, 60%, or 70% of his 1993 Base Salary, as of January 1, 1993.

         4.2 FRINGE BENEFITS. During the Term of Employment, Key shall provide Officer with all life, medical, disability, vacation and other fringe benefit programs  offered to similarly situated  Key
senior executives.   Upon Officer's retirement or termination  of employment
except for Cause, medical coverage will continue in accordance with the generally applied Key policies, which may be changed from time to time. During the term of employment Key shall pay for normal executive perquisites, income tax preparation and physical examinations as provided to Key senior staff members.

        4.3 RABBI TRUST. This Agreement shall be included in the KeyCorp Umbrella Trust for Executives.

                    5. ADDITIONAL UNDERTAKINGS BY OFFICER
                       ----------------------------------

         5.1 DEVOTION TO DUTY. During the. Term of Employment, Officer shall serve Key faithfully and to the best of his ability and shall devote his full working time, attention, and effort to his duties as described earlier in this Agreement.

         5.2 NON-COMPETITION. During the Term of Employment and for as long as he is receiving payments pursuant to this Agreement, (excluding deferred compensation or payments from any employee pension benefit or supplemental retirement benefit plan), Officer will not engage in any direct, substantial competition with Key or any of its subsidiaries, provided that Key is not in breach of any of the provisions of this Agreement. Without limiting the generality of the foregoing, Officer specifically agrees not to serve as an executive of or obtain control of a bank holding company or banking organization after termination of this Agreement for a period equal to the period during which this Agreement was in effect. Nothing in this Section shall prohibit Officer from serving on the Board of Directors or other governing body of a civic or charitable organization or, with the prior consent of the Key Board of Directors, on the Board or other governing body of a for-profit business, or from owning or controlling shares of stock or other ownership interest in another corporation or entity, including one that operates a business that is competitive with Key, if (i) such stock or other ownership interest is in a public market which is reported on the NASDAQ National Market System or in consolidated trading on the New York Stock Exchange or the American Stock Exchange (or a substantially similar foreign market or exchange); or (ii) if Officer does not own or control more than a one percent equity interest in such entity.

         5.3 CONFIDENTIALITY AND DISCLOSURE. During the Term of Employment, and during any period during which Key is making payment under this Agreement (excluding deferred compensation or payments from any employee pension benefit plan or supplemental retirement benefit plan), and for two
(2) years thereafter, Officer agrees to regard and preserve as confidential all information pertaining to the business of Key and its subsidiaries and designated as confidential by Key obtained by him from any
source whatever as a result of his employment.   No information shall be
considered confidential or proprietary if it is information already in possession of the party to whom disclosure is made, information acquired from the party to whom disclosure is made, or information which is in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by Officer or the party to whom
disclosure is made.   Officer shall not, except on behalf of Key, make use
of any of its records, documents, contracts, writings, data, or other information, whether or not the same are in written or other recorded form. Notwithstanding the foregoing, such confidential information may be disclosed with the consent or at the direction of Key or when Officer is compelled to make such disclosure by legal process or other order issued by a court or government agency of competent jurisdiction. Officer shall deliver promptly to Key on the termination of his employment, or at any time that Key may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, and other documents (and all copies thereof) relating to the business of Key and its subsidiaries and all property associated therewith, which he may then possess or have under his control.

                         6. MISCELLANEOUS PROVISIONS
                            ------------------------

         6.1 KEY POLICIES. Except as expressly otherwise provided in this Agreement, Officer shall be subject to the Key policies and procedures applicable to similarly situated senior executive officers.

         6.2 ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other, except that Key may, without the consent of Officer, assign its rights and obligations under this Agreement to a corporation, firm, or other business entity with which or into which Key merges or consolidates, or to which Key sells or transfers all or substantially all of its assets; provided, however, that after any such assignment by Key, as the case may be, Key shall remain liable to Officer, together with any such assignee for all of the employer's obligations hereunder; and provided further that any such assignee becomes a signatory to this Agreement contemporaneously with the merger, consolidation or transfer, and provided further that any such assignment shall be subject to Officer's right of termination under Section 3.1.C hereof. Key shall require any successor to all or substantially all of the business and/or assets of Key, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to Officer, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Key would be required to perform if no such succession had taken place.

         6.3 GOVERNING LAW. This Agreement is made under and shall be governed and construed in accordance with the laws of the State of New York applied without reference to principles of conflict of laws. Venue of any action arising under this Agreement shall be the courts of the state in which Officer resides at the commencement of the action.

         6.4 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless in writing and signed by the parties hereto.

         6.5 WAIVER. No term or condition of the Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement, in writing, signed by the party
against  whom enforcement of  the waiver or estoppel  is sought.   Any written
waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

         6.6 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement; and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         6.7 HEADINGS. The Section headings of this Agreement are solely for the convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

         6.8 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon Officer, his legal representatives, heirs, and distributees, and upon Key, its successors and assigns.

         6.9 COUNTERPART EXECUTIVES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         6.10 EFFECT ON OTHER AGREEMENTS, PLANS AND POLICIES. The Employment Agreement made as of the first day of January, 1992, by and between Key, Key Bank of New York, N.A., and Officer is hereby cancelled and superseded in its entirety by the provisions of this Agreement. Except as expressly amended herein, any other agreements, plans or policies to which Key and Officer are parties are hereby ratified and remain in full force and effect, and such agreements, plans or policies shall govern during the period and to the extent that they provide greater compensation or benefits to Officer and Officer's family.

         6.11 NOTICE. All notices required or permitted hereunder shall be in writing and may be personally delivered or mailed by registered or certified mail, postage pre-paid and addressed as follows:

                If to Officer:

                                 Gary R. Allen
                                1 Foxglove Court
                          Wynantskill, New York  12198

                If to Key:

                                    Keycorp
                               One KeyCorp Plaza
                            Albany, New York  12201
                             Attention:  Secretary

or such other address as the party entitled to receive notice shall designate in writing to the other.

         6.12 VALIDITY. Key covenants to Officer that (i) this Agreement, when executed by Key, constitutes a valid and binding obligation of Key, enforceable in accordance with its terms; and (ii) the execution of this Agreement, and the performance of Key's obligations hereunder, have been duly authorized by Key's Board of Directors and no other approvals (including shareholder approvals) are required.

         6.13 TAX WITHHOLDING. Key may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         IN WITNESS WHEREOF, this Agreement as amended has been executed and delivered as of the date first written above.

                                        KEYCORP



                                        By:  /s/ Victor J. Riley, Jr.
                                             ----------------------------
                                             Victor J. Riley, Jr.
                                             Chairman, President and CEO



                                        Accepted:  /s/ Gary R. Allen
                                                   -------------------------
                                                   Gary R. Allen